FS Investment Corporation III 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

FSIC III Reports First Quarter 2018 Financial Results

PHILADELPHIA, PA, May 14, 2018 – FS Investment Corporation III (FSIC III), a business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended March 31, 2018. FSIC III will hold a conference call to discuss these results at 10:00 a.m. (Eastern Time) on Wednesday, May 23, 2018. Information for those interested in participating in the call can be found below.

Financial Highlights for the Quarter Ended March 31, 20181

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Net investment income of $0.17 per share, compared to $0.16 per share for the quarter ended March 31, 2017.

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Net increase in net assets resulting from operations of $0.02 per share, compared to $0.21 per share for the quarter ended March 31, 2017.

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Paid regular cash distributions to stockholders totaling approximately $0.175 per share.

Portfolio Highlights as of March 31, 2018

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The fair value of FSIC III’s investment portfolio was approximately $3.3 billion.

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Committed approximately $98 million to direct originations during the quarter ended March 31, 2018.

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FSIC III’s portfolio consisted of investments in 101 portfolio companies.

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Core investment strategies represented 94% of the portfolio by fair value, including 75% in direct originations and 19% in opportunistic investments. Broadly syndicated/other investments represented 6% of the portfolio by fair value.2

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Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets) was 10.4%, compared to 10.0% as of December 31, 2017.3

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Four investments were on non-accrual, representing 0.2% of the investment portfolio based on fair value.4

Quarterly Stockholder Conference Call

FSIC III will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, May 23, 2018, to discuss its first quarter 2018 results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 443-2408 and using conference ID 3598909 approximately 10 minutes prior to the call.

A replay of the call will be available for a period of 30 days following the call by visiting FSIC III’s web page at www.fsinvestments.com.

About FSIC III

FSIC III is a publicly registered, non-traded BDC sponsored by FS Investments. FSIC III focuses primarily on investing in the debt securities of private companies throughout the United States, with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC III is advised by FS/KKR Advisor, LLC. For more information, please visit www.fsinvestments.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (“FS/KKR”) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to six BDCs with approximately $18 billion in assets under management as of December 31, 2017. The BDCs managed by FS/KKR include FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, Corporate Capital Trust, Inc. and Corporate Capital Trust II.

FS/KKR seeks to leverage the size of its platform, differentiated origination capabilities and expertise in capital markets to maximize returns and preserve capital for investors.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. LP, a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Other Information

The information in this announcement is summary information only and should be read in conjunction with FSIC III’s quarterly report on Form 10-Q for the quarter ended March 31, 2018, which FSIC III filed with the U.S. Securities and Exchange Commission (SEC) on May 14, 2018, as well as FSIC III’s other reports filed with the SEC. A copy of FSIC III’s quarterly report on Form 10-Q for the quarter ended March 31, 2018 and FSIC III’s other reports filed with the SEC can be found under FSIC III’s “Investments” page at www.fsinvestments.com and on the SEC’s website at www.sec.gov.

Please note that certain financial figures may have been rounded.

Certain Information About Distributions

The determination of the tax attributes of FSIC III’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of FSIC III’s distributions for a full year. FSIC III intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC III’s shares of common stock is subject to the sole discretion of its board of directors and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC III may fund its cash distributions to stockholders from any sources of funds legally available to it, including expense reimbursements from FS Investments, as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC III has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC III will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC III. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSIC III makes with the SEC.

This announcement contains summaries of certain financial and statistical information about FSIC III. The information contained in this announcement is summary information that is intended to be considered in the context of FSIC III’s SEC filings and other public announcements that FSIC III may make, by press release or otherwise, from time to time. FSIC III undertakes no duty or obligation to update or revise the information contained in this announcement. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC III, or information about the market, as indicative of FSIC III’s future results.

The per share data was derived by using the weighted average shares of FSIC III’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2

See FSIC III’s quarterly report on Form 10-Q for the quarter ended March 31, 2018 for a description of FSIC III’s investment strategies.

3

Gross portfolio yield prior to leverage represents the expected annualized yield to be generated on the income-producing assets in FSIC III’s investment portfolio based on the composition of the portfolio as of the applicable date. Gross portfolio yield prior to leverage does not represent an actual investment return to stockholders.

4

Interest income is recorded on an accrual basis. See FSIC III’s quarterly report on Form 10-Q for the quarter ended March 31, 2018 for a description of FSIC III’s revenue recognition policy.